Exhibit 3

Forward looking information

This presentation contains certain forward looking statements and information relating to CEMEX, S.A.B. de C.V. and its subsidiaries (collectively, “CEMEX”) that are based on its knowledge of present facts, expectations and projections, circumstances and assumptions about future events. Many factors could cause the actual results, performance or achievements of CEMEX to be materially different from any future results, performance or achievements that may be expressed or implied by such forward looking statements, including, among others, changes in general economic, political, governmental, and business conditions globally and in the countries in which CEMEX operates, CEMEX’s ability to comply with the terms and obligations of the financing agreement entered into with major creditors and other debt agreements, CEMEX’s ability to achieve anticipated cost savings, changes in interest rates, changes in inflation rates, changes in exchange rates, the cyclical activity of the construction sector generally, changes in cement demand and prices, CEMEX’s ability to benefit from government economic stimulus plans, changes in raw material and energy prices, changes in business strategy, changes in the prevailing regulatory framework, natural disasters and other unforeseen events and various other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or targeted. Forward looking statements are made as of the date hereof, and CEMEX does not intend, nor is it obligated, to update these forward looking statements, whether as a result of new information, future events or otherwise.

UNLESS OTHERWISE NOTED, ALL FIGURES ARE PRESENTED IN DOLLARS, BASED ON INTERNATIONAL FINANCIAL REPORTING STANDARDS

Copyright CEMEX, S.A.B. de C.V. and its subsidiaries. 2

1Q12 results highlights

January – March First Quarter

l t l % l t l %

Millions of US dollars 2012 2011 % var 2012 2011 % var

var var

Net sales 3,503 3,384 4% 4% 3,503 3,384 4% 4%

Gross profit 941 959 (2%) (2%) 941 959 (2%) (2%)

Operating income 240 180 34% 62% 240 180 34% 62%

Operating EBITDA 567 533 7% 10% 567 533 7% 10%

Free cash flow after

(287) (300) (4%) (287) (300) (4%)

maintenance capex

Sixth consecutive quarter of year over year growth in net sales

On a like to like basis, operating EBITDA grew for the third consecutive quarter while operating EBITDA margin grew for the second consecutive quarter, on a year over year basis Infrastructure and housing were the main drivers of demand for our products

3

Consolidated volumes and prices

3M12 vs. 3M11 1Q12 vs. 1Q11 1Q12 vs. 4Q11

Volume (l t l1 ) 2% 2% (4%)

Domestic gray

Price (USD) 1% 1% 6%

cement

Price (l t l1 ) 4% 4% 3%

Volume (l t l1 ) (2%) (2%) (10%)

Ready mix Price (USD) 3% 3% 4%

Price (l t l1 ) 5% 5% 3%

Volume (l t l1 ) (6%) (6%) (14%)

Aggregates Price (USD) 3% 3% 6%

Price (l t l1 ) 5% 5% 5%

Increase in domestic gray cement volumes in all our regions except for the Mediterranean and Northern Europe Consolidated prices for our core products increased on a quarter over quarter basis both in local currency and U.S. dollar terms

1 Like to like volumes adjusted for investments/divestments and, in the case of prices, foreign exchange fluctuations 4

1Q12 achievements

Sixth consecutive quarter of year over year growth in net sales

Favorable volume dynamics in the U.S. and the South, Central America and the Caribbean region

Have substantially met our refinancing requirements until December 2013, while keeping our interests expense relatively stable

Consolidated Funded Debt to EBITDA ratio as of March 31, 2012 in line with the required leverage covenant of 6.5 times for June 30, 2012

Continued success of our transformation process

• Expected incremental improvement of US$200 million in our steady state EBITDA during 2012 and to reach a run rate of US$400 million by the end of 2012

25% alternative fuel substitution rate during 1Q12

• Alternative fuels are now roughly equal to coal as our second most important fuel source, just behind pet coke

April 2012

Regional Highlights

Mexico

Millions of

3M12 3M11 % var l t l % var 1Q12 1Q11 % var l t l % var

US dollars

Net Sales 838 842 (1%) 7% 838 842 (1%) 7%

Op. EBITDA 297 295 1% 8% 297 295 1% 8%

as % net sales 35.4% 35.0% 0.4pp 35.4% 35.0% 0.4pp

3M12 vs. 1Q12 vs. 1Q12 vs.

Volume

3M11 1Q11 4Q11

Cement 4% 4% (2%)

Ready mix (3%) (3%) (7%)

Aggregates (6%) (6%) (10%)

3M12 vs. 1Q12 vs. 1Q12 vs.

Price (LC)

3M11 1Q11 4Q11

Cement 2% 2% 2%

Ready mix 6% 6% 1%

Aggregates 5% 5% 5%

Infrastructure and the industrial and commercial sectors were the main drivers of consumption for our products Decline in year over year ready mix volumes mainly due to a difficult comparison versus a very strong 1Q11 The informal residential sector continued to benefit from robust employment levels and increase in remittances

7

United States

Millions of

3M12 3M11 % var l t l % var 1Q12 1Q11 % var l t l % var

US dollars

Net Sales 684 507 35% 19% 684 507 35% 19%

Op. EBITDA (24) (45) 47% 55% (24) (45) 47% 55%

as % net sales (3.5%) (8.9%) 5.4pp (3.5%) (8.9%) 5.4pp

3M12 vs. 1Q12 vs. 1Q12 vs.

Volume

3M11 1Q11 4Q11

Cement 22% 22% 0%

Ready mix 53% 53% (3%)

Aggregates 14% 14% 4%

3M12 vs. 1Q12 vs. 1Q12 vs.

Price (LC)

3M11 1Q11 4Q11

Cement (0%) (0%) (0%)

Ready mix 4% 4% 0%

Aggregates 4% 4% 0%

Quarterly volumes were positively affected by favorable weather conditions in most of the country and higher demand from the residential and industrial and commercial sectors March was the eighth consecutive month of year over year growth in cement volumes Pricing beginning to transition from stability to moderate increases The residential sector continued its growth trajectory

Northern Europe

Millions of

3M12 3M11 % var l t l % var 1Q12 1Q11 % var l t l % var

US dollars

Net Sales 873 984 (11%) (8%) 873 984 (11%) (8%)

Op. EBITDA 55 11 421% 420% 55 11 421% 420%

as % net sales 6.3% 1.1% 5.2pp 6.3% 1.1% 5.2pp

3M12 vs. 1Q12 vs. 1Q12 vs.

Volume

3M11 1Q11 4Q11

Cement (14%) (14%) (33%)

Ready mix (11%) (11%) (23%)

Aggregates (13%) (13%) (26%)

1	3M12 vs. 1Q12 vs. 1Q12 vs.

Price (LC) 3M11 1Q11 4Q11

Cement 3% 3% 4%

Ready mix 2% 2% 6%

Aggregates 3% 3% 9%

1	Volume weighted, local currency average prices

Quarter on quarter increase in prices for cement, ready mix and aggregates Volumes affected by unfavorable weather conditions The residential sector was the main driver of demand in Germany and France In Poland, infrastructure continued to be the main driver of consumption for our products, fueled mainly by the building of roads and highways

Mediterranean

Millions of

3M12 3M11 % var l t l % var 1Q12 1Q11 % var l t l % var

US dollars

Net Sales 377 436 (14%) (11%) 377 436 (14%) (11%)

Op. EBITDA 97 116 (16%) (14%) 97 116 (16%) (14%)

as % net sales 25.8% 26.6% (0.8pp) 25.8% 26.6% (0.8pp)

3M12 vs. 1Q12 vs. 1Q12 vs.

Volume

3M11 1Q11 4Q11

Cement (16%) (16%) (4%)

Ready mix (11%) (11%) (1%)

Aggregates (19%) (19%) (7%)

Price (LC)1 3M12 vs. 1Q12 vs. 1Q12 vs.

3M11 1Q11 4Q11

Cement (6%) (6%) 2%

Ready mix 3% 3% 2%

Aggregates 2% 2% 1%

1 Volume weighted, local currency average prices

Increase in ready mix volumes from our Israeli, Croatian, Egyptian and UAE operations were offset by declines in Spain Quarter on quarter pricing up in the three core products in the region In Spain, volumes of our products continued to be affected by low activity in the residential sector, as well as the adoption of austerity measures in infrastructure spending In Egypt, volumes performed better than expected given the challenging operating environment

South, Central America and the Caribbean

Millions of

3M12 3M11 % var l t l % var 1Q12 1Q11 % var l t l % var

US dollars

Net Sales 524 403 30% 38% 524 403 30% 38%

Op. EBITDA 178 114 56% 45% 178 114 56% 45%

as % net sales 33.9% 28.3% 5.6pp 33.9% 28.3% 5.6pp

3M12 vs. 1Q12 vs. 1Q12 vs.

Volume

3M11 1Q11 4Q11

Cement 7% 7% 9%

Ready mix 14% 14% 5%

Aggregates 16% 16% 5%

1 3M12 vs. 1Q12 vs. 1Q12 vs.

Price (LC) 3M11 1Q11 4Q11

Cement 14% 14% 3%

Ready mix 20% 20% 8%

Aggregates 12% 12% 6%

1 Volume weighted, local currency average prices

The region continued experiencing a positive economic growth environment resulting in favorable results this quarter

Growth in cement and ready mix volumes in Colombia and Panama reflects execution of infrastructure projects and positive momentum from the residential sector

Asia

Millions of

3M12 3M11 % var l t l % var 1Q12 1Q11 % var l t l % var

US dollars

Net Sales 128 122 5% 5% 128 122 5% 5%

Op. EBITDA 12 22 (43%) (41%) 12 22 (43%) (41%)

as % net sales 9.7% 17.7% (8.0pp) 9.7% 17.7% (8.0pp)

3M12 vs. 1Q12 vs. 1Q12 vs.

Volume

3M11 1Q11 4Q11

Cement 10% 10% 12%

Ready mix (16%) (16%) (20%)

Aggregates (64%) (64%) (65%)

1	3M12 vs. 1Q12 vs. 1Q12 vs.

Price (LC) 3M11 1Q11 4Q11

Cement 1% 1% 4%

Ready mix 2% 2% 0%

Aggregates (7%) (7%) (8%)

1	Volume weighted, local currency average prices

Increase in quarterly cement volumes driven by a positive performance of the Philippines and Bangladesh

Demand for building materials in the Philippines was positively affected by the reactivation of public spending, especially in roads and highways

April 2012

1Q12 Results

Operating EBITDA, cost of sales and SG&

A

January – March First Quarter

l-t-l l-t-l

Millions of US dollars 2012 2011 % var 2012 2011 % var

% var % var

Net sales 3,503 3,384 4% 4% 3,503 3,384 4% 4%

Operating EBITDA 567 533 7% 10% 567 533 7% 10%

as % net sales 16.2% 15.7% 0.5pp 16.2% 15.7% 0.5pp

Cost of sales 2,561 2,425 (6%) 2,561 2,425 (6%)

as % net sales 73.1% 71.7% 1.4pp 73.1% 71.7% 1.4pp

SG&A 701 779 10% 701 779 10%

as % net sales 20.0% 23.0% (3.0pp) 20.0% 23.0% (3.0pp)

Higher operating EBITDA margin due to an improvement in our top line and continued results from cost reduction initiatives Cost of sales plus SG&A, as a percentage of net sales, declined by 1.6 percentage points during the quarter versus the same quarter last year; excluding transportation, the decline was 2.0 percentage points

Free cash flow

January – March First Quarter

Millions of US dollars 2012 2011 % var 2012 2011 % var

Operating EBITDA 567 533 7% 567 533 7%

Net Financial Expense 334 318 334 318

Maintenance Capex 49 23 49 23

Change in Working Cap 301 417 301 417

Taxes Paid 177 67 177 67

Other Cash Items (net) (6) 8 (6) 8

Free Cash Flow after Maint.Capex (287) (300) (4%) (287) (300) (4%)

Strategic Capex 14 13 14 13

Free Cash Flow (302) (313) (4%) (302) (313) (4%)

?Continued efforts to lower investment in working capital

Other income statement items

Foreign exchange gain of US$150 million due mainly to the appreciation of the Euro and Mexican peso versus the U.S. dollar

Gain on financial instruments for the quarter of US$29 million related mainly to CEMEX shares 16

April 2012

Debt Information

Debt-related information

During March, we announced separate exchange offers to exchange our 2014 Eurobonds and outstanding series of perpetual debentures for new senior secured notes denominated in dollars or in Euros

53% of the outstanding 2014 Eurobonds and 48% of the outstanding series of perpetual debentures were exchanged into new secured notes maturing in 2019

These exchange offers resulted in a reduction of CEMEX’s overall indebtedness, including perpetual debentures, of approximately US$131 million

Consolidated debt maturity profile

Total debt excluding perpetual notes as of March 31, 2012

US$ 17,676 million

Millions of

US dollars

Financing Agreement

Other bank / WC debt

Fixed Income

7,475

Certificados Bursátiles

Convertible Subordinated Notes

2,575

2,169

1,414 1,390

957

385 638 673

10,000, 9,000, 8,000

7,000

6,000

5,000

4,000

3,000

2,000

1,000

0

2012

2013

2014

2015

2016 2017 2018 2019 2020

April 2012

Appendix

Additional information on debt and perpetual notes

Currency denomination Interest rate

Mexican peso 4%

Euro 17%

U.S. dollar 79%

Variable 45%

Fixed 55%

First Quarter Fourth Quarter

Millions of US dollars 2012 2011 % Var. 2011

Total debt1 17,676 17,057 4% 17,048

Short-term 2% 0% 2%

Long-term 98% 100% 98%

Perpetual notes 490 1,172 (58%) 938

Cash and cash equivalents 1,008 727 39% 1,155

Net debt plus perpetual notes 17,158 17,503 (2%) 16,830

Consolidated Funded Debt2 / EBITDA3 6.40

Interest Coverage3 4 1.93

1 Includes convertible securities and capital leases, in accordance with IFRS

2 Consolidated Funded Debt as of March 31, 2012 was US$15,399 million, in accordance with our contractual obligations under the Financing Agreement

3 EBITDA Calculated in accordance with IFRS

4 Interest Expense in accordance with our contractual obligations under the Financing Agreement

1Q12 volume and price summary:

Selected countries

Domestic gray cement Ready mix Aggregates

1Q12 vs. 1Q11 1Q12 vs. 1Q11 1Q12 vs. 1Q11

Prices Prices Prices Prices Prices Prices

Volumes Volumes Volumes

(USD) (LC) (USD) (LC) (USD) (LC)

Mexico 4% (5%) 2% (3%) (1%) 6% (6%) (2%) 5%

U.S. 22% (0%) (0%) 21%1 2% 2% 11%1 6% 6%

Spain (42%) (3%) 1% (48%) 5% 9% (41%) (7%) (3%)

UK (13%) 3% 4% (20%) 3% 4% (16%) 2% 3%

France N/A N/A N/A (4%) (3%) 1% (10%) 3% 7%

Germany (19%) (4%) 0% (11%) (5%) (1%) (15%) (2%) 2%

Poland (9%) (4%) 5% (5%) (1%) 8% 4% (14%) (5%)

Colombia 9% 29% 23% 21% 25% 19% 42% 11% 6%

Egypt (1%) (10%) (8%) 36% (21%) (20%) 53% (27%) (26%)

Philippines 12% 1% (1%) N/A N/A N/A N/A N/A N/A

1 On a like-to-like basis for the ongoing operations

Definitions

3M2012 / 3M2011: results for the three months of the years 2012 and 2011, respectively.

Cement: When providing cement volume variations, refers to domestic gray cement operations (starting in 2Q10, the base for reported cement volumes changed from total domestic cement including clinker to domestic gray cement).

LC: Local currency.

Like-to-like percentage variation (l-t-l % var): Percentage variations adjusted for investments/divestments and currency fluctuations.

Maintenance capital expenditures: investments incurred for the purpose of ensuring the company’s operational continuity. These include capital expenditures on projects required to replace obsolete assets or maintain current operational levels, and mandatory capital expenditures, which are projects required to comply with governmental regulations or company policies.

Operating EBITDA: Operating income plus depreciation and operating amortization.

pp: percentage points.

Strategic capital expenditures: investments incurred with the purpose of increasing the company’s profitability. These include capital expenditures on projects designed to increase profitability by expanding capacity, and margin improvement capital expenditures, which are projects designed to increase profitability by reducing costs.

Contact information

Investor Relations

In the United States

+1 877 7CX NYSE

In Mexico

+52 81 8888 4292

ir@cemex.com

Stock Information

NYSE (ADS): CX

Mexican Stock Exchange:

CEMEXCPO

Ratio of CEMEXCPO to

CX:10 to 1

Calendar of Events

July 20, 2012 Second quarter 2012 financial results conference call

October 25, 2012 Third quarter 2012 financial results conference call